CORPORATE STRUCTURE as of 12/31/01 OF ALLEGHENY ENERGY, INC. AND ITS SUBSIDIARIES
ALLEGHENY ENERGY, INC.
Allegheny Energy Service Corporation
Monongahela Power Company Allegheny Pittsburgh Coal Company (22.97%) Allegheny Generating Company (27%) Mountaineer Gas Company Mountaineer Gas Services, Inc. Universal Coil, LLC (50%)
The Potomac Edison Company Allegheny Pittsburgh Coal Company (25%) PE Transferring Agent, LLC

     West Penn Power Company
          Allegheny Pittsburgh Coal Company (50%)
          West Virginia Power and Transmission Company
               West Penn West Virginia Water Power Company
          West Penn Transferring Agent LLC
          West Penn Funding Corporation
               West Penn Funding LLC

     Allegheny Energy Supply Company, LLC (98.033)%
          Allegheny Generating Company (77.03%)
       Allegheny Energy Supply Capital, LLC
       Allegheny Energy Supply Conemaugh, LLC
       Allegheny Energy Supply Gleason Generating Facility, LLC
       Allegheny Energy Supply Lincoln Generating Facility, LLC
       Allegheny Energy Supply Wheatland Generating Facility, LLC
       Energy Financial Company, L.L.C.
       Lake Acquisition Company, L.L.C.
       Allegheny Energy Supply Development Services, LLC
       Acadia Bay Energy Company, LLC

Allegheny Energy Supply Hunlock Creek, LLC Hunlock Creek Energy Ventures (50%)

     Allegheny Ventures, Inc.
          AYP Energy, Inc.
          Allegheny Communications Connect, Inc.
               Allegheny Communications Connect of Virginia, Inc.
               Allegheny Communications Connect of Pennsylvania, LLC
          Allegheny Communications Connect of Ohio, LLC
          Allegheny Communications Connect of West Virginia, LLC
          AFN Finance Company No. 2, LLC
          Odyssey Communications, LLC (40%)
          AFN, LLC (15.85%)
          Allegheny Energy Solutions, Inc.
          MABCO Steam Company, LLC (19.968%)
            APS Cogenex, L.L.C. (50%)
       Alliance Energy Services Partnership (50%)
       Alliance Gas Services, Inc.
           Alliance Energy Services Partnership (50%)
       Fellon-McCord Associates, Inc.
       Utility Associates, Inc. (10%)

Ohio Valley Electric Corporation (12.5%)
Indiana-Kentucky Electric Corporation
Green Valley Hydro, LLC